Exhibit T3B-4

COPART 4 PARTICIPAÇÕES S.A.

Taxpayer Identification Number CNPJ/MF n° 12.253.691/001-14

Companies Register Identification Number NIRE 33 3 0029411-2

MINUTES OF THE MEETING OF THE EXECUTIVE BOARD

HELD ON APRIL 1, 2013

1.	DATE, TIME AND PLACE: Held on April 1st (first), 2013, at 1:00 am, at the head office of Copart 4 Participações S.A. (“Company”), at Rua Teodoro da Silva No. 701/709 B, 4º andar, Vila Isabel, Rio de Janeiro/RJ.

2.	ATTENDANCE: The CEO, Mr. Roberto Terziani, and the Chief Financial Officer, Mr. Paulo Altmayer Gonçalves, as well as Ms. Luciana de Assis Serra Alves, as Secretary.

3.	AGENDA: (i) Approve alteration of the address of the head office of the Company; and (ii) Authorize the adoption of all the measures necessary to effectuate the resolution in connection with item (i).

4.	RESOLUTIONS: When the meeting started, the Directors appointed Mrs. Luciana de Assis Serra Alves to act as Secretary of the works. Afterwards, with respect to item (i) of the Agenda, the Officers, in conformity with article 3 of the Bylaws, decided to approve the alteration of the address of the head office of the Company to Rua General Polidoro, 99. 4º andar, parte – Botafogo. Rio de Janeiro-RJ. CEP 22.280-004. With reference to item (ii) of the Agenda, the adoption by the Executive Board or by the regularly appointed attorneys-in-fact of all the measures necessary to effectuate the matter, which the resolution to which the resolution of item (i) of these minutes refers was authorized, including, but not only the applicable measures with the Brazilian Federal Revenue Service [Secretaria da Receita Federal do Brasil – SRF], the National Register of Legal Entities (CNPJ/MF), and Trade Register, among other competent public bodies.

5.	SIGNATURES: Having nothing further to discuss, the meeting was adjourned, of which, for the record, these minutes were drawn up, which, after having been read and approved, are signed by those present, (signatures) Luciana de Assis Serra Alves – Secretary of the Meeting; Roberto Terziani – Chief Executive Office; and Paulo Altmayer Gonçalves – Chief Financial Officer.

This certificate is a true copy of the minutes, which were drawn up in the appropriate book.

Rio de Janeiro, April 1, 2013.

Luciana de Assis Serra Alves

Secretary

COPART 4 PARTICIPAÇÕES S.A.

Companies Register Identification Number NIRE 33 3 0029411-2

Taxpayer Identification Number CNPJ/MF 12.253.691/0001-14

MINUTES OF EXTRAORDINARY GENERAL MEETING OF COPART 4 PARTICIPAÇÕES S.A.

held on August 10, 2010, drawn up in summary format, as provided in Article 130, Paragraph 1 of Act No. 6.404/76.

1. Place, Time and Date: Held on August 10, 2010, at 10h, at the head office of Copart 4 Participações S.A. (“Company”), at Rua Teodoro da Silva No. 701/709 B, 4º andar—Vila Isabel—Rio de Janeiro/RJ.

2. Attendance: The shareholder of the Company representing the entire capital stock attended the meeting, call notice was waived pursuant to the terms of Paragraph 4 of article 124 of Act No. 6.404/76. The presence of the CEO, Mr. Roberto Terziani and of Mrs. Daniella Geszikter Ventura was also recorded.

3. Agenda: (1) Alteration of the duration of the Company, with the consequent change of the wording of art. 4 of the Company’s Bylaws.

4. Chairman and Secretary of the Meeting: Chairman: Roberto Terziani; Secretary: Daniella Geszikter Ventura.

5. Resolutions: By proposal of the Chairman, the shareholder present unanimously decided to draw up the minutes to which this Extraordinary General Meeting in summary form refers, as well as its publication with omission of the signatures, pursuant to the terms of article 130 of Act No. 6.404/76. Reading of the matters contained in the agenda was also unanimously waived. The shareholders present decided unanimously:

5.1 Approve alteration of the Company’s duration, which is now 12 (twelve) years.

5.2 Approve, as a consequence of the resolution above, alteration of article 4 of the Bylaws, which will come into effect with the following wording:

“Art. 4 – The duration of the Company is 12 (twelve) years, beginning on the date of its organization, terminating on 08.15.2022.”

6. Adjournment: And, having nothing further to decide, the works were suspended for the time necessary to draw up these Minutes. When the session was reopened, these minutes were read, approved and signed by the Secretary, by the Chairman of the Board and by all the shareholders.

7. Signatures: Chairman of the Board—Roberto Terziani; Secretary—Daniella Geszikter Ventura; Shareholder: Telemar Norte Leste S.A. Rio de Janeiro, August 10, 2010.

This version is a true copy of the original counterpart drawn up in the appropriate book.

Rio de Janeiro, August 10, 2010.

Daniella Geszikter Ventura

Secretary

COPART 4 PARTICIPAÇÕES S.A.

Companies Register Identification Number NIRE 33 3 0029411-2

Taxpayer Identification Number CNPJ/MF 12.253.691/0001-14

MINUTES OF EXTRAORDINARY GENERAL MEETING OF COPART 4 PARTICIPAÇÕES S.A.

held on August 06, drawn up in summary format, as set forth in Art. 130, Paragraph 1 of Act No. 6.404/76.

1.	Place, Time and Date: Held on August 06, 2010, at 03:00 pm, at the head office of Copart 4 Participações S.A. (“Company”), at Rua Teodoro da Silva No. 701/709 B, 4º andar—Vila Isabel—Rio de Janeiro/RJ.

2.	Attendance: The shareholder of the Company representing the entire capital stock attended the meeting, call notice was waived pursuant to the terms of Paragraph 4 of article 124 of Act No. 6.404/76. The presence of the CEO, Mr. Roberto Terziani and of Ms. Daniella Geszikter Ventura was also recorded.

3.	Agenda: (1) Approve the contribution of real property to the Company’s equity, with consequent increase of its capital stock, without the issuance of shares; (2) Having in view the resolution of item 1, approve amendment to article 5 of the Company’s Bylaws; (3) Ratify the appointment and hiring of Apsis Consultoria Empresarial Ltda., with head office at Rua da Assembleia, No. 35 - 12° andar, in the City and State of Rio de Janeiro, taxpayer identification number CNPJ/MF 27.281.922/0001-70 (“Apsis”), as the company responsible for preparation of the valuation report, at book value, of the real property owned by Telemar Norte Leste S.A., in compliance with the provisions of article 8 of Act No. 6.404/76, in order for these to be transferred to the capital stock of the Company (“Valuation Report”); (4) Examine, discuss and decide on the Valuation Report, prepared by Apsis, in connection with the real property to be incorporated to the Company’s equity; and (5) Establish the newspapers where the legal publications of the Company will be made.

4.	Chairman and Secretary of the Meeting: Chairman: Roberto Terziani: Secretary: Daniella Geszikter Ventura.

5.	Resolutions: By proposal of the Chairman, the shareholders present decided, unanimously, to draw up these minutes to which this Extraordinary General Meeting in summary form refers, as well as on its publication with omission of the signatures, pursuant to the terms of article 130 of Act No. 6.404/76. Reading of the matters set forth in the agenda was also unanimously approved. The shareholder present decided unanimously to:

5.1	Approve the contribution of the real property mentioned below to the shareholders’ equity of the Company, with consequent increase of its capital stock in the amount of R$ 301,935,022.83 (three hundred and one million, nine hundred and thirty-five thousand, twenty-two reais and eighty cents), which corresponds to the book valuation of the real property performed by Apsis Consultoria Empresarial Ltda., with head office at Rua da Assembleia, No. 35—12° andar, in the City and State of Rio de Janeiro, CNPJ/MF No. 27.281.922/0001-70 (“Apsis”). Thus, the capital stock, which was R$1,000.00 (one thousand reais), becomes R$ 301,936,022.83 (three hundred and one million, nine hundred and thirty-six thousand, twenty-two reais and eighty-three cents), without the issuance of new shares.

5.1.1	It is herein agreed that, after the duration of the Company has expired, as set forth in article 4 of its Bylaws, the real property contributed to its capital stock shall automatically return to the controlling shareholder, Telemar Norte Leste S.A., so that the Company is expressly forbidden from disposing of such real property to third parties.

5.1.2	As a consequence of the approval of the increase of the capital stock, article 5 of the Bylaws shall have the following wording:

“Art. 5—The capitaI stock of the Company, fully subscribed and paid in, in Brazilian domestic currency, is R$301,936,022.83 (three hundred and one million, nine hundred and thirty-six thousand, twenty-two reais and eighty-three cents) divided into 1,000 (one thousand) common shares, all nominative and without par value.”

This page is an integral part of the Minutes of Extraordinary General Meeting of Copart 4 Participações S.A., held on August 06, 2010, at 03:00 pm

5.3	Ratify and approve hiring the Apsis specialized company, as valuation company in charge of preparing the Valuation Report, at book value, of the real property of Telemar Norte Leste S.A., which will be transferred to the capital stock of the Company, in compliance with the provisions of article 8 of Act No. 6.404/76. The respective Valuation Report has already been prepared on this date;

5.4	Approve the Valuation Report, at book value, of the real property of Telemar Norte Leste S.A., identified below, prepared in compliance with the provisions of article 8 of Act No. 6.404/76 and which constitutes Annex 1 hereto, being authenticated by the board and subsequently filed at the registry office of the Company:

Registration– RGI	Registration and Copying	Address	Number	Neighborhood	City	State	Registry Office	Value
84669	Registration	Rua Humberto de Campos	425	Leblon	Rio de Janeiro	RJ	2nd Real Estate Register	26.817.771
70149	Registration	Rua do Lavradio	71	City Center	Rio de Janeiro	RJ	2nd Real Estate Register	30.168.036
106781	Registration	Rua Visconde de Pirajá – c/ Jangadeiros, 48.	54	Ipanema	Rio de Janeiro	RJ	5th Real Estate Register	1.865.198
7424	Registration	Praia de Botafogo	166	Botafogo	Rio de Janeiro	RJ	3rd Real Estate Register	14.262.925
64826	Registration	RUA TAMOIOS*	311	City Center	BELO HORIZONTE	MG	1st Real Estate Register	5.674.972
113163	Registration	Av. Princesa Isabel	320	Leme	Rio de Janeiro	RJ	5th Real Estate Register	3.830.275
13886	Copy	Rua São Pedro	128	City Center	Niterói	RJ	6th Office of Notes and Registration of Niterói	80.498
56435	Copy	Av. Nilo Peçanha com Av. Treze de Maio, between No.s: 385 e 443	450	City Center	Nova Iguaçu	RJ	2nd Office of Justice of Nova Iguaçu	1.131.419
Total								7.589.432
163851	Registration	Rua Beneditinos	23	City Center	Rio de Janeiro	RJ	4th Real Estate Register of the Capital	3.794.716
163852	Registration							3.794.716
49806	Registration	PRAÇA MILTON CAMPOS*	16	CRUZEIRO	BELO HORIZONTE	MG	2nd Real Estate Register of Belo Horizonte	3.459.815
Total								1.244.629
14490	Copy							248.926
56187	Registration	Rua Uruguai	204	Tijuca/Grajau	Rio de Janeiro	RJ	10th Real Estate Register	248.926
56188	Registration							248.926
56189	Registration							248.926
56190	Registration							248.926
Total								1.446.105
88050	Registration	Praça Tiradentes	39/41	City Center	Rio de Janeiro	RJ	2nd Real Estate Register	120.509
88051	Registration							120.509
88052	Registration							120.509
880532	Registration							120.509
88054	Registration							120.509
88055	Registration							120.509
88056	Registration							120.509
88057	Registration							120.509
88058	Registration							120.509
88059	Registration							120.509
88060	Registration							120.509
88061	Registration							120.509
57190	Registration	Rua General Canabarro	215	Maracanã	Rio de Janeiro	RJ	11th Real Estate Register	6.819.647
44110	Copy	Rua Monsenhor Jerônimo	146	Engenho de Dentro	Rio de Janeiro	RJ	1st Service of Registration of Real Property	1.983.696
23509	Registration	Rua Cinco de Julho	237	Icaraí	Niterói	RJ	9th Office of Justice of Registration and Copy of Niterói-RJ	4.304.361

This page is an integral part of the Minutes of Extraordinary General Meeting of Copart 4 Participações S.A., held on August 06, 2010, at 03:00 pm

Registration– RGI	Registration and Copying	Address	Number	Neighborhood	City	State	Registry Office	Value
263480	Registration	Rua Dois de Dezembro 107/111	107 and 111	Flamengo	Rio de Janeiro	RJ	9th Real Estate Register	268.708
8548	Registration	RUA JOAQUIM FELIPE	168	BOA VISTA	RECIFE	PE	2nd General Real Estate Register	3.143.395
40873	Registration	Rua General Bruce	905	São Cristóvão	Rio de Janeiro	RJ	3rd Real Estate Register	4.273.790
55315	Registration	Rua Real Grandeza	210	Botafogo	Rio de Janeiro	RJ	3rd Real Estate Register	378.690
105089	Registration	Rua Siqueira Campos	37	Copacabana	Rio de Janeiro	RJ	5th Real Estate Register	857.475
Total								1.472.806
13407	Registration	RUA DO ROSÁRIO*	150/188	City Center	VITÓRIA	ES	Real Estate Register – 1st zone	736.403
3006	Registration	AV. BARÃO DO RIO BRANCO*	1680	City Center	JUIZ DE FORA	MG	1st Real Estate Register	855.385
28639	Registration	AV. PRUDENTE DE MORAES	757	TIROL	NATAL	RN	Real Estate Register 1st zone	1.553.875
50908	Registration	RUA MOACIR AVIDOS	214	PRAIA DO CANTO	VITÓRIA	ES	2nd zone Real Estate Register of Vitoria– ES	591.957
1409	Registration	CLOVIS ALEXANDRINO	1020	City Center	FORTALEZA	CE	2nd Real Estate Register	480.994
36762	Registration	Rua Teodoro da Silva	701/709-B	Visa Isabel	Rio de Janeiro	RJ	10th Real Estate Register	3.361.769
18401	Registration	RUA FREI HERMENEGILDO	S/Nº	AURORA	SÃO LUIS	MA	1st Real Estate Register	893.518
Total								1.790.457
37268	Copy	AV. FREI SERAFIM	1782	City Center	TERESINA	PI	1st Real Estate Register– 2nd District	447.614
37524	Copy							447.614
37531	Copy							447.614
37539	Copy							447.614
3428	Copy	RUA PADRE AUGUSTO*	164	City Center	MONTES CLAROS	MG	1st Real Estate Register of Montes Claros
2732	Registration	Praça Dr. Sá Earp Filho	39	City Center	PETRÓPOLIS	RJ	7th Office of Justice of Petrópolis-RJ	932.623
53530	Registration	AV. DANIEL DE LA TOUCHE	31	COHAMA	SÃO LUIS	MA	1st Real Estate Register	826.146
2586	Registration	Rua Conde de Porto Alegre	515	Jardim 25 de Agosto	Duque de Caxias	RJ	5th Real Estate Regiter 2nd District– D. Caxias	3.724.044
137835	Registration	Estr. do Colegio – C/Ana	860	School	Rio de Janeiro	RJ	8th Real Estate Register	3.471.541
1751	Registration	Rua Treze de Maio corner of Term. Cel Cardoso	80/90	Center	Campos	RJ	2nd Real Estate Register	3.270.229
95212	Registration	Av. Maestro Paulo e Silva	500	Ilha do Governador	Rio de Janeiro	RJ	11th Real Estate Register	2.383.603
989	Registration	RUA GOIAS*	41	CENTER	BELO HORIZONTE	MG	2nd Real Estate Register	120.814
Total								2.364.218
7008	Registration	Estr. da Gávea	589	São Conrado	Rio de Janeiro	RJ	2nd Real Estate Register	591.055
7009	Registration							591.055
7010	Registration							591.055
7011	Registration							591.055
2114	Copy	Rua Teixeira de Gouveia	480/488	City Center	Macaé	RJ	2nd Registry Office	1.702.874
17998	Registration	AV. PRUDENTE DE MORAIS*	1001	SANTO ANTONIO/S. BENTO	BELO HORIZONTE	MG	1st Real Estate Register	315.112
52445	Registration	Rua Engenheiro Joathur Bueno	350	Barra da Tijuca	Rio de Janeiro	RJ	Registry Office of the 9th Real Estate Register	1.160.506
Total								891.733
45773	Registration	Estr. Mal. Miguel Salazar Mendes de Moraes	1409/137 5	Cidade de Deus	Rio de Janeiro	RJ	9th Real Estate Register	445.867
16936	Copy							445.867
23123	Registration	Rua Cajaíba V. Teresinha	245	Bangu	Rio de Janeiro	RJ	4th Real Estate Register	3.239.127

This page is an integral part of the Minutes of Extraordinary General Meeting of Copart 4 Participações S.A., held on August 06, 2010, at 03:00 pm

Registration– RGI	Registration and Copying	Address	Number	Neighborhood	City	State	Registry Office	Value
46081	Registration	Rua Raul Veiga, 378	0	City Center	Cabo Frio	RJ	Real Estate Register – 1st and 4th District	2.322.219
16328	Registration	AV. GETÚLIO VARGAS – BL C	950	City Center	MANAUS	AM	2ND REGISTER OF REAL ESTATE AND PROTEST OF BILLS	9.046.290
Total								514.636
5852	Registration
	Registration
	Registration
8604	Registration	RUA DELFIM MOREIRA*	407	City Center	VARGINHA	MG	Real Estate Register of Judicial District of Varginha	171.545
	Registration
	Registration							171.545
8603	Registration
	Registration
	Registration							171.545
15467	Registration	RUA COSTA PEREIRA	110	City Center	CACHOEIRO DE ITAPEMIRIM	ES	General Real Estate Register	402.231
25970	Registration	RUA SETUBAL	1379	BOA VIAGEM	RECIFE	PE	1st Real Estate Register of Recife	163.464
9843	Registration	Rua Dez de Maio	512	City Center	Itaperuna	RJ	2nd Office of Justice Itaperuna	2.558.661
16626	Registration	RUA LAGARTO	1176	City Center	ARACAJU	SE	6th Real Estate Register	388.745
16627	Registration							388.745
13891	Registration	Av. Automóvel Club	2533	Vilar dos Teles	São João de Meriti	RJ	1st Justice Office	2.301.174
61513	Registration	AV. DOM PEDRO II*	3110	URBANO	BELO HORIZONTE	MG	3rd Real Estate Register	449.106
692	Registration	Rua Alfredo Chaves	junto do 111	Sumidouro	Sumidouro	RJ	1st Real Estate Register	192.686
18402	Registration	Av. Joaquim Leite	568/572	City Center	Barra Mansa	RJ	4th Registry Office of Barra Mansa	3.434.673
3170	Registration	Rua Dr. Cunha Ferreira	68	Resende	Resende	RJ	2nd Registry Office of Notes	3.182.727
193377	Registration	Rua Henrique Ferreira	101	Bento Ribeiro	Rio de Janeiro	RJ	8th Real Estate Register	3.246.807
2298	Copy	Rua Paulo de Frontin	99/115	City Center	Barra do Piraí	RJ	Privatized 2nd Office of Notes	2.403.142
45033	Registration	Rua João Caetano	56	Alcantara	São Gonçalo	RJ	Notarial Service of São Gonçalo 3rd Real Estate Register (1st District)	14.046.473
98824	Registration	AV. CARDEAL EUGENIO PASCELLI*	1052	CIDADE INDUSTRIAL	CONTAGEM	MG	Real State Register– Judicial District of Contagem	540.894
49717	Registration	Av. Armando Lombardi	75	Barra da Tijuca	Rio de Janeiro	RJ	Real Estate Register and 9th Office of Notes	1.535.565
29266	Registration	Rua Teixeira e Souza	1761	Braga	Cabo Frio	RJ	Real Estate Register 1st and 4th Districts	460.230
9902	Copy	Rua Baronesa de Mesquita	4644	Mesquita	Mesquita	RJ	9th Office of Justice of Nova Iguaçu	1.077.439
24399	Registration	RUA VERGÍLIO GOMES BARRETO	S/Nº	ESPLANADA City Center	COLATINA	ES	Real Estate Register of Colatina	77.129
16513	Registration	RUA CORONEL ANTÔNIO JAPIASSU	701	City Center	ARCO VERDE	PE	1st Registry Office	19.802
8815	Copy	AV. FLORIANO PEIXOTO	410	City Center	CAMPINA GRANDE	PB	1st Notarial and Registration Service	939.048
268	Registration	AV. TAVARES BASTOS	632	MARAMBAIA	BELÉM	PA	Real Estate Register – 2nd Office	639.082
2136	Registration	Av. Getúlio de Moura (|c/ Luiz M. do Nascimento, 21)	191	City Center	São João de Meriti	RJ	1st Office of Justice	4.339.196
103286	Registration	DR. ZEFERINO RODRIGUES	207	POÇO	MACEIÓ	AL	1st General Real Estate and Mortgages Register of Maceió	1.813.432
12606	Registration	Av. Almirante Adalberto Nunes	420	Retiro	Volta Redonda	RJ	Notarial and Registration Service 2nd Office	2.750.975

This page is an integral part of the Minutes of Extraordinary General Meeting of Copart 4 Participações S.A., held on August 06, 2010, at 03:00 pm

Registration– RGI	Registration and Copying	Address	Number	Neighborhood	City	State	Registry Office	Value
2448	Registration	AV. ALEXANDRE DE MOURA	86	City Center	SÃO LUIS	MA	2nd Real Estate and Mortgages and Real Estate Register	1.958.609
16890	Registration	AV. JUSCELINO KUBITSCHEK	1157	VILA BRETAS	GOVERNADOR VALADARES	MG2nd		1.863.544
8848	Registration	Rua Trinta e Três (former Rua Alberto Pasqualine)	36	Vila Santa Cecília	Volta Redonda	RJ	3rd REGISTRY OFFICE JUDICIAL DISTRICT BARRA MANSA	2.291.754
65208	Registration	RUA DOMINGOS OLIMPIO	2290	OTAVIO BONFIM	FORTALEZA	CE	3rd Real Estate Register of Fortaleza	62.100
Total								314.455
3059	Registration	RUA RIO GRANDE DO NORTE	740	City Center	IMPERATRIZ	MA	6th EXTRAJUDICIAL REGISTRY OFFICE/ SUCESSOR OF 1ST REGISTRY OFFICE	157.228
9843	Copy							157.228
57313	Registration	AV. EFIGENIO SALES (PRÉDIO GARAJÃO)	116	ADRIANÓPOLIS	MANAUS	AM	REAL PROPERTY AND PROTEST OF BILLS REGISTER 1ST OFFICE	1.025.450
30732	Registration	Rua General Bocaiúva	166	Itaguaí	Itaguaí	RJ	2ND REAL ESTATE REGISTER JUDICIAL DISTRICT OF ITAGUAÍ	1.484.444
15985	Registration	Av. Raul Pompeia	97	City Center	Angra dos Reis	RJ	1ST JUSTICE OFFICE OF ANGRA DOS REIS	1.950.397
55973	Registration	AV. JOÃO VALENTIM PASCOAL*	2100	City Center	IPATINGA	MG	JUDICIAL DISTRICT OF CORONEL FABRICIANO – MG	383.927
5970	Registration	RUA MARIA CAROLINA	475	BOA VIAGEM	RECIFE	PE	REGISTRO DE REAL ESTATE REGISTER OF RECIFE – PE	808.798
316	Copy	AV. EPITACIO PESSOA	1487	BAIRRO DOS ESTADOS	JOÃO PESSOA	PB	EUNÁPIO TORRES NOTARIAL AND REGISTRATION SERVICE	32.796
Total								297.844
25843	Registration	AV. JOÃO FELIPE CALMON C/ AV. GOVERNADOR LINDEMBERG.	820	City Center	LINHARES	ES	1st REAL ESTATE REGISTER LINHARES—ES	74.461
25844	Registration							74.461
25845	Registration							74.461
25846	Registration							74.461
78397	Registration	RUA SALINAS*	1639	SANTA TEREZA	BELO HORIZONTE	MG	4TH REAL ESTATE REGISTER JUDICIAL DISTRICT OF BELO HORIZONTE	798.173
54858	Registration	AV. JOÃO CESAR DE OLIVEIRA*	3800	PARQUE BELO HORIZONTE INDUSTRIAL	CONTAGEM	MG	REAL ESTATE REGISTER OF THE JUDICIAL DISTRICT OF CONTAGEM – MG	317.500
317	Copy	AV. INFANTE DOM HENRIQUE	650	TAMBAU	JOÃO PESSOA	PB	EUNÁPIO TORRES NOTARIAL AND REGISTRATION SERVICE	160.210
Total								622.434
4417	Registration	RUA FREI VIDAL (Pontes Vieira	1591	JOAQUIM TÁVORA	FORTALEZA	CE	REAL ESTATE REGISTER OF THE 1ST ZONE JUDICIAL DISTRICT OF FORTALEZA – CE	77.804 77.804 77.804 77.804 77.804 77.804 77.804 77.804
12840	Registration
35247	Registration
35248	Registration
35249	Registration
35250	Registration
35251	Registration
46642	Registration

This page is an integral part of the Minutes of Extraordinary General Meeting of Copart 4 Participações S.A., held on August 06, 2010, at 03:00 pm

Registration– RGI	Registration and Copying	Address	Number	Neighborhood	City	State	Registry Office	Value
31677	Trans	Rua Dr. Francisco Portela	2603	Zé Garoto	São Gonçalo	RJ	2ND Registry Office of São Gonçalo / Official of the Real Estate Register of the 1st District	13.757.352
11550	Registration	TRAV. JOSÉ MARTINS	82	City Center	CARUARU	PE	GENERAL REAL ESTATE REGISTER OF THE JUDICIAL DISTRICT OF CARUARU	849.086
1511	Registration	RUA PADRE ROCHA	307	City Center	CARPINA	PE	RGISTRY OFFICE OF THE 1ST NOTARY OFFICE	63.169
Total								1.018.871
315	Registration	AV. VISCONDE DE PELOTAS	259	City Center	JOÃO PESSOA	PB	6TH NOTARY SERVICE AND 2ND REGISTRATION OFFICE	509.436
27138	Registration							509.436
2319	Registration	RUA CORONEL JOSÉ VICENTE	39	City Center	SOUZA	PB	1ST REAL ESTATE REGISTER	47.894
Total								661.907
83790	Registration	RUA RIO DE JANEIRO*	434	City Center	DIVINÓPOLIS	MG	REAL ESTATE REGISTER JUDICIAL DISTRICT OF DIVINÓPOLIS	220.636
83791	Copy							220.636
91901	Registration							220.636
38094	Registration	AV. GASPAR PERES	500	IPUTINGA	RECIFE	PE	GENERAL REAL ESTATE REGISTER THE 4TH DISTRICT	749.031
4259	Registration	RUA GONVERNADOR DIX-SEPT ROSADO, 56	0	City Center	MOSSORÓ	RN	1ST OFFICE OF NOTES JUDICIAL DISTRICT OF MOSSORÓ	59.771
Total								365.078
745	Registration	RUA ZULEIMA F. FARIAS C/ LINDOLFO SOUZA MASCARENHAS	S/Nº	GUARAPARI	GUARAPARI	ES	2nd Registry Office	182.539
746	Registration
61718	Registration	RUA DR. PERGENTINO MAIA	364	MESSEJANA	FORTALEZA	CE	REAL ESTATE REGISTER OF THE 1ST ZONE – Judicial District of Fortaleza – CE	16.928
10971	Registration	AV. HERMES FONTES	2150	GRAGERU	ARACAJU	SE	NOTARY AND REGISTRATION SERVICE AMINTHAS GARCEZ 5TH OFFICE OF NOTES AND PROTEST OF TITLES 2ND REAL ESTATE DISTRICT	431.662
114	Registration	Rua Mosela	1854	Petrópolis	PETRÓPOLIS	RJ	2ND OFFICE OF JUSTICE OF PETRÓPOLIS – RJ	828.235
1314	Registration	Estr. Francisco da Cruz Nunes (Former Estr. Gov. Celso Peçanha 2656	9586	Itaipu	Niterói	RJ	REGISTRY OFFICE OF THE 16TH OFFICE OF NITERÓI	3.660.450
36504	Copy	Rua Floriano Peixoto	864	Neves	São Gonçalo	RJ	2ND REGISTRY OFFICE OF SÃO GONÇALO	177.773
1273	Registration	Av. Oliveira Botelho	73. lt. 100	Alto	Teresópolis	RJ	1ST REAL ESTATE REGISTER JUDICIAL DISTRICT OF TERESÓPOLIS	2.497.016
32819	Registration	PRAÇA PROFESSOR MARIO MAIA*	122	City Center	ITAJUBÁ	MG	REAL ESTATE REGISTER JUDICIAL DISTRICT OF ITAJUBÁ	645.939
Total								172.864
22196	Registration	ALAMEDA DAS FALCATAS*	99	SÃO LUIZ	BELO HORIZONTE	MG	6TH REAL ESTATE REGISTER JUDICIAL DISTRICT OF BH – MG	86.432
23087	Registration							86432

This page is an integral part of the Minutes of Extraordinary General Meeting of Copart 4 Participações S.A., held on August 06, 2010, at 03:00 pm

Registration– RGI	Registration and Copying	Address	Number	Neighborhood	City	State	Registry Office	Value
20014	Registration	AV. DAS CONTELAÇÕES	S/Nº	0	IMPERATRIZ	MA	6TH EXTRAJUDICIAL EGISTRY OFFICE / SUCCESSOR OF THE 1ST REGISTRY OFFICE	46.177
Total								190.336
315	Registration	AV. MAXIMINO PORPINA	1518	City Center	CASTANHAL	PA	1ST REGISTRY OFFICE ARAÚJO (NOT VERY LEGIBLE)	47.584
316	Registration							47.584
1052	Registration							47.584
1053	Registration							47.584
16357	Registration	Rua São Januário	240/244/248, lt A, B	Fonseca	Niterói	RJ	REAL ESTATE REGISTER OF THE 5TH DISTRICT – JUDICIAL DISTRICT OF NITERÓI	3.390.800
285195	Registration	Rua Alberto Cavalcanti (Antiga Rua M. Aliomar Baleeiro)	105	Recreio dos Bandeirantes	Rio de Janeiro	RJ	9TH REAL ESTATE REGISTER CAPITAL OF THE STATE OF RIO DE JANEIRO	567.845
Total								167.670
3165	Registration	RUA FERNANDO CESAR	S/Nº	ENCRUZILHADA	RECIFE	PE	2ND GENERAL REAL ESTATE REGISTER	83;835
29050	Copy							83;835
845	Registration	Av. Nilo Peçanha, 504 e Cel Benjamim Guimarães, 20	0	City Center	Valença	RJ	2ND REGISTRY OFFICE JUCIAL DISTRICT OF VALENÇA	1.783.448
Total								525.488
262	Registration	AV. SÃO SEBASTIÃO	913	City Center	SANTARÉM	PA	SIROTHEAU 1ST NOTARY OFFICE	262.744
7221	Copy	AV. PRESIDENTE VARGAS	390	City Center	PARNAÍBA	PI	REAL ESTATE REGISTER 1ST OFFICE OF REGISTRATION OF NOTES – PARNAÍBA	262.744
971	Registration							22.006
Total								141.540
20714	Copy	RUA FORMIGA*	555	SÃO CRISTOVÃO	BELO HORIZONTE	MG	5TH REAL ESTATE REGISTER– BH	70.770
20715	Registration							70.770
5619	Registration	AV. EPITÁCIO PESSOA	48	City Center	PATOS	PB	REGISTRY OFFICE CARLOS TRIGUEIRO NOTARIAL SERVICE 1ST OFFICE OF NOTES AND REGISTRATION OFFICE	554.158
9332	Copy	Av. Almirante Lucio Meira	77	Teresópolis	Teresópolis	RJ	3rd Real Estate Register – Judicial District of Teresópolis	160.098
13358	Registration	RUA BERNARDO GUIMARÃES*	0	LOURDES	BELO HORIZONTE	MG	2nd REAL ESTATE REGISTER	870.882
64510	Registration	RUA JAPÃO*	0	BARROCA	BELO HORIZONTE	MG	7TH REAL ESTATE REGISTER	92.716
76007	Registration	RUA PROF. TEODORICO	0	MONTESE	FORTALEZA	CE	REGISTER OF THE 2ND ZONE	58.211
Total								848.124
17902	Registration	RUA TIBURCIO CAVALCANTE (Torres Câmara)	0	ALDEOTA	FORTALEZA	CE	Real Estate Register 1st Zone – Judicial District of e Fortaleza	212.031
17903	Registration							212.031
35533	Registration							212.031
30245	Registration							212.031
56625	Copy	Av. Retiro da Imprensa	0	Belford Roxo	Belford Roxo	RJ	Registry Office of the 5th Justice Office	281.139

This page is an integral part of the Minutes of Extraordinary General Meeting of Copart 4 Participações S.A., held on August 06, 2010, at 03:00 pm

Registration– RGI	Registration and Copying	Address	Number	Neighborhood	City	State	Registry Office	Value
38093	Registration	RUA CEL. LAMENHA	0	AREIAS	RECIFE	PE	GENERAL REAL ESTATE REGISTER OF THE 4TH DISTRICT	167.411
6197	Copy	AV. JÓQUEI CLUBE	0	JOQUEI CLUBE ZONA LESTE	TERESINA	PI	OFFICE OF NOTES AND REAL ESTATE REGISTER	13.889
55202	Registration	AV. TANCREDO NEVES	0	IGUATMI	SALVADOR	BA	3rd REAL ESTATE REGISTER	638.922
379	Registration	ESTRADA DO ARRAIAL	0	TAMARINEIRA	RECIFE	PE	2ND GENERAL REAL ESTATE REGISTER	87.895
902	Registration	AV. MANOEL BORBA	0	City Center	GARANHUNS	PE	1ST REGISTRY OFFICE BEL. ZORILDO DA SILVA RÉGIS	9.298
21881	Copy	RUA CABO AYLSON SIMÕES	0	City Center	VILA VELHA	ES	1ST REGISTRY OFFICE PAULO ROBERTO SIQUEIRA VIANNA	275.964
3442	Registration	AV. TEODOLINO PEREIRA ARAÚJO*	0	City Center	ARAGUARI	MG	REAL ESTATE REGISTER LUIZ FERNANDO MARTINS SOARES	142.404
43714	Registration	LADEIRA TENENTE VILLAS BOAS*	0	City Center	SÃO JOÃO DEL REI	MG	REAL ESTATE REGISTER JUDICIAL DISTRICT SÃO JOÃO DEL REI	252.990
45823	Registration	RUA SETE DE SETEMBRO*	0	BELO HORIZONTE	PASSOS	MG	REAL ESTATE REGISTER JUDICIAL DISTRICT PASSOSI	316.406
39191	Registration	AV. GETÚLIO VARGAS*	0	City Center	ARAXÁ	MG	REAL ESTATE REGISTER OF ARAXÁ	614.926
437	Registration	AV. DUQUE DE CAXIAS	0	CENTRAL	MACAPÁ	AP	REAL ESTATE REGISTER ELOY NUNES	2.285.059
8903	Registration	AV. GETÚLIO VARGAS*	0	City Center	JOÃO MONLEVADE	MG	REAL ESTATE REGISTER JUDICIAL DISTRICT RIO PIRACICABA	853.047
24216	Registration	RUA VISCONDE DE CAIRÚ ESQUINA C/ RUA FERNANDO SÃO PAULO	0	PONTO CENTRAL	FEIRA DE SANTANA	BA	REGISTRY OFFICE 1ST REAL ESTATE AND MORTGAGES REGISTER JUDICIAL DISTRICT FEIRA DA SANTANA – BAHIA	3.514.940
53531	Registration	AV. COLARES MOREIRA	0	RENASCENÇA	SÃO LUIS	MA	GENERAL REAL ESTATE REGISTER REGISTRY OFFICE 1ST JUDICIAL DISTRICT	133.449
16375	Registration	RUA BENJAMIM CARNEIRO	0	City Center	PARACATU	MG	REAL ESTATE REGISTER GERALDO CAMPOS	777.392
50	Registration	AV. JOSÉ BONIFÁCIO	0	GUAMÁ	BELÉM	PA	REAL ESTATE REGISTER 2ND OFFICE – BELÉM-PA	1.218.655
14043	Registration	RUA SÃO JOSÉ	0	City Center	UNAÍ	MG	REAL ESTATE REGISTER UNAÍ-MINAS GERAIS	317.531

This page is an integral part of the Minutes of Extraordinary General Meeting of Copart 4 Participações S.A., held on August 06, 2010, at 03:00 pm

Registration– RGI	Registration and Copying	Address	Number	Neighborhood	City	State	Registry Office	Value
37558	Registration	AV. CAXANGÁ	0	MADALENA	RECIFE	PE	General Real Estate Register 4th DISTRICT	467.380
28734	Registration	RUA SATURNINO DE PADUA*	0	City Center	LAVRAS	MG	REAL ESTATE REGISTRATION SERVICE LAVRAS – MG	519.716
Total								317.683
7226	Registration	RUA MONSENHOR GONZALES*	0	City Center	MANHUAÇU	MG	GENERAL REAL ESTATE REGISTER JUDICIAL DISTRICT OF MANHUAÇU—MG	105.894
22588	Registration							105.894
22589	Registration							105.894
Total								784.955
99696	Copy	RUA ISABEL DE SOUZA	0	IMBIRIBEIRA	RECIFE	PE	REAL ESTATE REGISTER 1ST OFFICE	196.239
99697	Copy							196.239
101088	Copy							196.239
111662	Copy							196.239
53351	Copy	RUA DR. ONOFRE*	0	City Center	TEÓFILO OTONI	MG	REAL ESTATE REGISTRATION SERVICE– 1st OFFICE	1.575.531
Total								272.585
8790	Registration	RUA JOAQUIM FELICIO*	0	City Center	CURVELO	MG	REAL ESTATE REGISTRATION SERVICE IRENE VIANNA DINIZ	136.293
2722	Registration							136.293
26387	Registration	AV. CATARINA CIMINI*	0	City Center	CARATINGA	MG	ETIENNE REGISTRATION OFFICE	185.151
Total								117.734
10263	Registration	AV. EMPRESARIO CARLOS DA SILVA NOGUEIRA	0	JATIUCA / STELA MARIS	MACEIÓ	AL	1ST GENERAL REAL ESTATE REGISTER MACEIÓ – AL	58.867
10264	Registration							58.867
111578	Registration	RUA ARSENIO FORTE	0	FAROL	MACEIÓ	AL	1ST REAL ESTATE AND MORTGAGES REGISTER OF MACEIÓ	229.545
3704	Registration	RUA TEODORO GONÇALVES*	0	City Center	PATROCINIO	MG	REAL ESTATE REGISTRATION SERVICES – SRI JUDICIAL DISTRICT OF SPONSORSHIP MINAS GERAIS	297.382
18927	Copy	RUA CEL. JOSÉ JUSTINO*	0	City Center	SÃO LOURENÇO	MG	PRIVATE NOTARY REAL ESTATE REGISTRATION OFFICE– JUDICIAL DISTRICT OF SÃO LOURENÇO – MINAS GERAIS	251.220
35883	Copy	PRAÇA CONDE PRADOS*	0	City Center	BARBACENA	MG	REGISTER OF THE 1ST OFFICE JUDICIAL DISTRICT OF BARBACENA	941.913
12162	Registration	RUA DR. CARLOS RIBEIRO PAMPLONA	0	ÁGUA FRIA	FORTALEZA	CE	REAL ESTATE REGISTER OF THE 1ST ZONE	282.067
7215	Registration	RUA OSVALDO CRUZ	0	City Center	BACABAL	MA	1ST GENERAL REAL ESTATE AND MORTGAGES OFFICE	873.931

This page is an integral part of the Minutes of Extraordinary General Meeting of Copart 4 Participações S.A., held on August 06, 2010, at 03:00 pm

Registration– RGI	Registration and Copying	Address	Number	Neighborhood	City	State	Registry Office	Value
63888	Registration	RUA JOÃO BASÍLIO*	0	City Center	POUSO ALEGRE	MG	REAL ESTATE AND MORTGAGES REGISTER	353.102
27665	Registration	Praça Benzo Cavour	0	Campos Elisios	Duque de Caxias	RJ	1ST REGISTRY OFFICE OF DUQUE DE CAXIAS	1.098.381
15776	Registration	RUA WENEFRIDO MELO – PREDIO I E II	0	MODUBIM	FORTALEZA	CE	2ND REAL ESTATE REGISTER	85.808
84884	Registration	RUA LEILA DINIZ	0	CABULA	SALVADOR	BA	3RD DISTRICT JUDICIAL DISTRICT OF SALVADOR – BAHIA	342.087
9045	Registration	RUA EZEQUIEL PONDÉ – QUADRA B LOTES 9, 10, 11, 12	0	JARDIM APIPEMA	SALVADOR	BA	1st Real Estate Register	1.129.877
21355	Copy	RUA DO BALNEÁRIO	174	AMARALINA	SALVADOR	BA	3rd REAL ESTATE REGISTER– SALVADOR	464.009
15501	Registration	RUA PROF. HUGO BALTHAZAR DA SILVEIRA	37	NAZARÉ	SALVADOR	BA	5th Real Estate and Mortgages Register	848.734
35004	Registration	AV. ANTÔNIO CARLOS MAGALHES	881	ITAIGARA	SALVADOR	BA	3rd Real Estate Register	1.478.422
Total								1.157.331
32204	Registration							289.333
11446	Registration	RUA DOS COLIBRIS	133/235	IMBUI	SALVADOR	BA	3rd Real Estate Register	289.333
11447	Registration							289.333
11448	Registration							289.333
34785	Copy	RUA BERNARDO SPECTOR	80	VILA LAURA	SALVADOR	BA	3rd REAL ESTATE REGISTER – SALVADOR	35.941
Total								2.705.312
25223	Registration							270.531
1076	Registration							270.531
1491	Copy							270.531
128	Copy							270.531
1613	Copy	RUA SIQUEIRA CAMPOS	120	ALVORADA	VITÓRIA DA CONQUISTA	BA	2ND REAL ESTATE AND MORTGAGES REGISTER– JUDICICIAL DISTRICT OF VITÓRIA DA CONQUISTA	270.531
18690	Registration							270.531
18721	Registration							270.531
18807	Registration							270.531
4067	Copy							270.531
4687	Copy							270.531
25882	Registration	AV. PINTO DE AGUIAR	S/Nº	PITUAÇU	SALVADOR	BA	2ND REAL ESTATE REGISTER OF BAHIA	646.129
Total								6.973.688
274011	Registration	Rua Alexandre Mackenzie	0	City Center	Rio de Janeiro	RJ	9th Real Estate Register Capital of Rio de Janeiro	774.854
274015	Registration							774.854
274014	Registration							774.854
302739	Registration							774.854
302740	Registration							774.854
274013	Registration							774.854
302741	Registration							774.854
302742	Registration							774.854
274012	Registration							774.854
7789	Registration	RUA OSCAR RIBEIRO	0	0	JUAZEIRO	BA	Real Estate Register of Real Estate and Mortgages of Juazeiro	62.100

This page is an integral part of the Minutes of Extraordinary General Meeting of Copart 4 Participações S.A., held on August 06, 2010, at 03:00 pm

5.5	By checking the real estate described in item 5.4 above, the shareholder Telemar Norte Leste S.A., through the constituti clause [the clause which constitutes the obligation to transfer the thing], confers automatically to the Company the ownership, right and action which it exercises over such real property.

5.6	Approve that the legal publications of the Company be transmitted in the following periodicals: (a) Official Gazette of the State of Rio de Janeiro; and (b) newspaper “Diário Comercial”.

5.7	The Company’s Executive Board is authorized to perform all the necessary acts so that the above resolutions are implemented, as well as for registration of the transfer of the real property mentioned in the competent real estate registers.

6.	Adjournment: And, having nothing further to deal, the works were suspended for the time necessary to draw up these Minutes. When the session was reopened, these minutes were read, approved and signed by the Secretary, the Chairman and the shareholders.

7.	Signatures: Chairman of the Board – Roberto Terziani; Secretary – Daniella Geszikter Ventura; Shareholder: Telemar Norte Leste S.A. Rio de Janeiro, August 06, 2010.

This version is a faithful copy of the original counterpart drawn up in the appropriate book.

Rio de Janeiro, August 06, 2010.

Daniella Geszikter Ventura

Secretary

This page is an integral part of the Minutes of Extraordinary General Meeting of Copart 4 Participações S.A., held on August 06, 2010, at 03:00 pm

Rua do Ouvidor, 89 – Centro – Rio de Janeiro – RJ

CEP 20040-030 – Tel.: (21) 3852-8989

Av. das Américas, 500 Bl. 11 – Lj 106 – Barra da Tijuca – RJ

CEP 22640-100 – Tel.: (21) 3154-7161

www.cartorio15.com.br

Book No. 2268

Page No. 193

Act No. 054

DEED OF ORGANIZATION OF WHOLLY-OWNED SUBSIDIARY, as follows:

On June 18th (eighteen) of 2010 (two thousand and ten) in this city Rio de Janeiro, Capital of the state of Rio de Janeiro at the 15th Notary Office, at Rua do Ouvidor No. 89, FLÁVIA JOCHEM RIBEIRO CALAZANS BARONI appeared before me, Deputy Notary Public, registered at the Judicial Administrative Department [Corregedoria Geral da Justiça] of the state of Rio de Janeiro, under No. 94/8596, of the 15th Notary Office in the city of Rio de Janeiro, located at Rua do Ouvidor, No. 89, Notary Public Fernanda de Freitas Leitão. The following persons attended: GRANTOR(S) TELEMAR NORTE LESTE S.A., taxpayer identification number CNPJ/MF 33.000.118/0001-79 and NIRE [Companies Register Identification Number] 33.300.152.580, with registered office in the city and state of Rio de Janeiro, at Rua General Polidoro No. 99, 5º andar, Botafogo, herein represented pursuant to its Bylaws by its CEO Luiz Eduardo Falco Pires Correa, Brazilian, married, engineer, holder of ID Card No. 6056736, issued by SSP/SP, taxpayer identification number CPF/MF 052.425.988-75 and its Officer Julio Cesar Pinto, Brazilian, consensually separated, accountant, CPF/MF No. 205.088.327-72, holder of ID Card No. 24.027-5, issued by CRC [Regional Accounting Council]/RJ on 11/10/1982, elected pursuant to Minutes of the 155th Extraordinary Meeting of the Board of Directors of February 04, 2010, registered with JUCERJA under No. 00002005127, which is filed in these Notes, by me, Deputy Notary Public, in accordance with said documentation and presented herein, which I attest. They were identified by the documents presented to me. A Note of this instrument shall be sent to the Official of the 5th Office of Registration of Distribution. Then, Grantor, as it is represented told me the following, which I now put into clauses: I) THAT the objective of TELEMAR NORTE LESTE S.A. is to organize a wholly-owned subsidiary as a joint stock corporation, in accordance with article 251 of Act 6.404, of 12/15/1976, as amended, which may increase the raising of funds at relatively low cost. II) THAT the Draft of the Bylaws, the Bulletin of Subscription of the initial capital stock of BRL1,000.00 (one thousand reais) and the slip of deposit at Banco do Brasil, corresponding to 10% of the initial capital stock, in the amount of BRL 100.00 (one hundred reais) were presented to me; IIl) THAT the new Company shall be governed by the following rules of its bylaws: BYLAWS OF COPART 4 PARTICIPAÇÕES S.A. – CHAPTER I NATURE AND OBJECTIVES – Article 1—COPART 4 PARTICIPAÇÕES S.A., a closely-held corporation, shall be governed by these Bylaws and by the legislation in force. Article 2—The corporate purpose of the Company is the management and lease of real property, as well as the assignment of rights of any nature, including on real property, and it may let, grant in loan for use, wholly or in part; finally, perform all the acts necessary for the best use of said property, including perform maintenance, repair and improvement of the same. Art. 3,—The Company has its registered office in the city of Rio de Janeiro, state of Rio de Janeiro, and may, by resolution of its Executive Board, create and close branches, agencies, offices, departments, representations. Article 4 – The duration of the Company is 15 (fifteen) years, beginning on the date of its organization and ending on 12.31.2025. CHAPTER II OF THE CAPITAL STOCK AND SHARES—Article 5—The capital stock of the Company, fully subscribed, to be totally paid in by June 21, 2010, in domestic currency, is BRL1,000.00 (one thousand reais) divided into 1,000.00 (one thousand) ordinary shares, all nominative and without par value. Sole Paragraph – Each common share gives the right to one vote in the resolutions of the General Meeting. CHAPTER III OF THE ADMINISTRATION - Article 6 - The Company shall be managed by an Executive Board constituted of 02 (two) officers, one being a Chief Executive Officer and a Chief Financial Officer, both residing in Brazil and elected by the General Meeting. Paragraph 1 – The term of management of each Officer shall be 03 (three) fiscal years, the fiscal year being considered as the period comprised between 2

Rua do Ouvidor, 89 – Centro – Rio de Janeiro – RJ

CEP 20040-030 – Tel.: (21) 3852-8989

Av. das Américas, 500 Bl. 11 – Lj 106 – Barra da Tijuca – RJ

CEP 22640-100 – Tel.: (21) 3154-7161

www.cartorio15.com.br

(two) Annual General Meetings, reelection being permitted. Paragraph 2- The Officers shall be invested by an instrument executed in “Minutes of the Meetings of the Executive Board”, any other formalities being waived. Paragraph 3 – The Officers, after the term of management. They shall remain in their respective offices, until the election and investiture of new Officers. Article 7 - The Executive Board shall exercise the duties which the law, the bylaws and General Meeting confer upon it to perform acts, however special they may be, provided that legally admitted, necessary to the regular operation of the Company. Article 8- Any 02 (two) officers can represent the Company and perform the acts necessary for its regular operation. Paragraph 1 – The Company may validly constitute attorneys-in-fact, by the joint signature of: (i) 02 (two) Officers; or (ii) one Officer and an attorney-in-fact or (iii) of two attorneys-in-fact appointed in the same instrument. Paragraph 2 – The Executive Board may authorize the concession of a power of attorney to only 01 (one) Officer, or to only 01 (one) attorney-in-fact, by the joint signature of 02 (two) Officers, and with the specific and determined objective; Paragraph 3- The powers of attorney shall determine, precisely and completely, the powers granted to the attorneys-in-fact and the ad negotia powers of attorney shall always have the term of 1 (one) year and prohibit substitution. Paragraph 4 – The attorneys-in-fact with the “ad judicia” clause may be granted to only one attorney-in-fact, provided that signed by two Officers. Such term may have indeterminate duration. Article 10 – The remuneration of the Officers shall be fixed, global and annual by the General Meeting, which shall also establish, when applicable, the amount and percentage interest of the Executive Board in the Company’s profits, in compliance with the limit provided in Paragraph 1 of article 152 of Act 6,404/76. Article 11- The Executive Board shall meet whenever necessary and its meetings shall be presided over by the CEO or, in his absence, by the Chief Financial Officer or pursuant to 5 of this article. Paragraph 1- The meetings shall be called by any Officer. Paragraph 2 - In order for the Executive Board to be able to meet and validly decide, the presence of 2 (two) officers is necessary. Paragraph 3 - The resolutions of the Executive Board shall be set forth in an appropriate book and shall be taken by majority vote. “The CEO or the chairman of the meeting shall also, in the case of a tie, have the casting vote. Paragraph 4 – In the absences and impediments of the Chairman, the latter shall be replaced by the Chief Financial Officer. Paragraph 5 – In the event of a vacancy in any of the offices of Officer, the deputy will be chosen by the General Meeting and complete the term of management of the deputy. CHAPTER IV OF THE AUDIT COMMITTEE—Article 12—The Company will have an Audit Committee, comprised of 03 (three) tenured members and an equal number of deputies, and shall function non-permanently. Paragraph 1 – The members of the Audit Committee, natural persons, residing in Brazil, legally qualified, shall be elected by the General Meeting, which decides on the convening of the body, with term of office until the first annual general meeting, which is held after the election. Paragraph 2. Only the members of the Audit Committee shall be entitled to the remuneration established for them by the General Meeting, during the period in which the body operates and who are in the effective exercise of the duties, in compliance with paragraph 3 of article 162 of Act No. 6.404/76, with the wording given by Act No. 9.457/97. Paragraph 3 - The Audit Committee, when convened, shall have the duties set forth in the law; their duties may not be delegated. CHAPTER V OF THE GENERAL MEETINGS - Article 13 - The General Meeting, pursuant to the law, shall meet: a) annually, in the first four months, after the fiscal year has ended to: I- take down the accounts of the administrators, discuss and vote on the financial statements; II- decide on allocation of the net profit of the fiscal year, if any, and the distribution of dividends, when applicable; III – elect the managers, when applicable; IV- elect the Audit Committee, when applicable; and b) extraordinarily whenever corporate interests require it. Article 14 - The General Meeting shall be convened and directed by a Chairman, chosen by the Shareholder. The secretary of the board shall be freely chosen by the Chairman of the Meeting. Article 15 - In addition to the duties set forth in the law, the General Meeting shall privately: (i) approve the annual budget of the Company, the plan of business targets and strategies for the period of effective of the budget; (ii) resolve on the increase of the capital of the Company; (iii) authorize the issue of

Rua do Ouvidor, 89 – Centro – Rio de Janeiro – RJ

CEP 20040-030 – Tel.: (21) 3852-8989

Av. das Américas, 500 Bl. 11 – Lj 106 – Barra da Tijuca – RJ

CEP 22640-100 – Tel.: (21) 3154-7161

www.cartorio15.com.br

debentures; (iv) authorize the disposal or encumbrance of assets that integrate the Company’s permanent assets, involving a value equal to or greater than BRL10,000,000.00 (ten million reais), after approval by the parent company of the Company; (v) authorize the acquisition of the goods that integrate the permanent assets of the Company, whose individual value is equal to or greater than BRL10,000,000.00 (ten million reais), after approval by the Parent Company of the Company; (vi) approve the Company giving secured or personal guarantees for the benefit of third parties, after approval by the parent of the Company; (vii) authorize the practice of free acts, for the benefit of the employees or the community, having in view the Company’s social responsibilities; the giving of guarantees to employees in the case of transfers and/or interstate and/or inter-municipal redistribution shall not characterize a matter, which depends on prior approval by the General Meeting; (viii) approve taking out of loans, financing, commercial lease and issue of promissory notes not contemplated in the Company’s budget, for an individual value greater than BRL10,000,000.00 (ten million reais); (ix) authorize the execution of contracts of any nature, including transactions and waiver of rights, which entail obligations for the Company or for amounts greater than BRL10,000,000.00 (ten million reais), which are not contemplated in the Company’s budget; (x) approve the policy of complementary pension plan of the Company and collective bargaining; (xi) approve the proposal of Executive Board with respect to the Company’s Internal Regulations, including the specific competencies and duties of the Company’s Officers appointed in its Bylaws; (xii) authorize the Company to execute, alter or terminate Shareholders’ Agreements; (xiii) elect and remove, at any time, the Officers of the Company appointed in its Bylaws, setting their duties, in compliance with the relevant provisions of these Bylaws. CHAPTER VI OF THE FISCAL YEAR—Article 16- The fiscal year shall begin on January 1 and end on December 31. Article 17- At the end of each fiscal year, the Executive Board will order the preparation of the Balance Sheet and the other financial statements required by law. Article 18- At the end of each fiscal year, the General Meeting will approve a proposal on the total allocation of the profit of the fiscal year. The General Meeting will determine the importance to be given to the formation of Reserves and reversal of those Reserves constituted in previous fiscal years. Sole Paragraph – The financial statements will demonstrate the allocation of the net profits, presupposing its approval by the Annual General Meeting. Article 19 - The Company’s shareholder will receive, as mandatory dividend, in each fiscal year, an amount equivalent to 25% (twenty-five percent) of the adjusted net profit pursuant to the law. Article 20- The Company may draw up semi-annual balance sheets and declare, by resolution of the Executive Board, dividends to the account of the profit shown in these same balance sheets. Sole Paragraph – Still by resolution of the Meeting, interim dividends may be declared, to the account of accumulated profits or profit reserves existing in the last annual or semi-annual balance sheet. Article 21- The Company, by resolution of the General Meeting may pay or credit interest on the shareholders’ capital pursuant to the terms of article 9, paragraph 7 of Act No. 9.249 of 12.26.1995 and of the relevant legislation and regulation, up to the limit of the minimum mandatory dividends contemplated in article 202 of Act No. 6.404/76, which shall be imputed to dividends. CHAPTER VII LIQUIDATION, DISSOLUTION AND WINDING UP- Article 22- The Company shall start liquidation in the cases set forth in the law, by resolution of the General Meeting, which will establish the manner of liquidation and elect the liquidator. IV) THAT, after the Bylaws are approved, it was then declared that COPART 4 PARTICIPAÇÕES S.A. was organized. It shall have its registered office in the city of Rio de Janeiro, RJ. V) THAT they elect as members of the Company’s Executive Board, with term of 3 (three) years, Mr. Roberto Terziani, Italian, married, statistician, holder of Identity Card No. W623866-K, taxpayer identification CPF/MF No. 059740977-34, with address at Praia do Flamengo, No. 82, apto. 302, Flamengo, Rio de Janeiro, RJ, to the office of CEO, and Mr. Paulo Altmayer Gonçalves, Brazilian, married, engineer, holder of ID No. 8002420647, issued by SJS/RS, CPF/MF 153.421.660-04, with address at Avenida Firmino Octávio Bimbi, No. 255, casa 29-B, Cavalhada, Porto Alegre, RS, to the office of Chief Financial Officer, setting the individual monthly remuneration of BRL 5,000.00 (five thousand reais). The

Rua do Ouvidor, 89 – Centro – Rio de Janeiro – RJ

CEP 20040-030 – Tel.: (21) 3852-8989

Av. das Américas, 500 Bl. 11 – Lj 106 – Barra da Tijuca – RJ

CEP 22640-100 – Tel.: (21) 3154-7161

www.cartorio15.com.br

Officers elected will be invested on this date, upon an instrument drawn up in the book of “Minutes of the Meetings of the Executive Board”, which will be authenticated at the Trade Register. VI) THAT this is executed irrevocably and irreversibly and reflects truthfully the will of the Subscriber or its successors on any account. VII) THAT the Subscriber told me that it accepts this deed as written; that this deed faithfully portrays its will, and that all the expenses with it and its registration at the competent Trade Register – shall be at its own expense. Examined by the attorney responsible, Daniella Geszikter Ventura, Brazilian, married, attorney, holder of ID No. 120675, issued by OAB/RJ and holder of CPF No. 078092467-39, residing and domiciled in this city, with commercial address at Rua Humberto de Campos, 425, 5º andar, Leblon. I certify that for this act legal costs are due as per Table VII, item I in the amount of: BRL536.02, IT costs in the amount of BRL3.02, communication and IT costs for the Distributor, in the amount of BRL7.66, typing BRL4.03, plus BRL42.38 Provision 15/2007, plus 20% for FETJ (Act No. 3217/99 of 05.27.99), in the amount of BRL118.62, plus 5% for FUNDPERJ (Act 04/2006), in the amount of BRL29.65, plus 5% for FUNPERJ (Act 111/2006), in the amount of BRL29.65, that the contributions set forth in Acts No.s 3761/02 shall be paid at Banco Itaú, as determined by the Judicial Administrative Department [Corregedoria Geral da Justiça], in the amount of BRL8.90 and 590/82, in the amount of 0.17, plus distribution of the deed in the amount of BRL 20.14 and certificate to extract, which shall be withheld in the deadlines of and pursuant to the Law. I, FLAVIA JOCHEM RIBEIRO CALAZANS BARONI, Deputy Notary, drew up, read out loud and close this act to the grantors and the attorney responsible; THAT they accept and waive the presence and execution of the witnesses, (signature) TELEMAR NORTE LESTE S.A. (Luiz Eduardo Falco Pires Correa – Alex Waldemar Zornig _ Daniella Geszikter Ventura – COPIED AND CERTIFIED on 06/21/2010, by me, FLÁVIA JOCHEM RIBEIRO CALAZANS BARONI, (Deputy Notary), through the computing system, in accordance with article 41, of Act No. 8.935, of 11/18/1994, sign and hereunto set my hand and seal.

IN WITNESS OF THE _______________ TRUTH.

For the Certificate: BRL19.37